0708611 B.C. LTD.
                             101, 1068 HORNBY STREET
                              VANCOUVER, BC V6Z 2Y7


    February  4, 2005
---------------------

EAPI Entertainment, Inc. (Name to be changed to Organic Recycling Technologies Inc.)
204 - 3970 East Hastings Street
Burnaby, BC
V5C 6C1

Dear Sirs:

RE:     FISCAL AGENCY AGREEMENT
-------------------------------

We understand that EAPI Entertainment, Inc. (name to be changed to Organic Recycling Technologies Inc.) (the "Company") wishes to engage 0708611 B.C. Ltd. (the "Agent") on a non-exclusive basis, to provide the Company services as its international fiscal, technical and financial agent and advisor for technical and corporate advice and related services concerning various corporate fiscal, technical and related activities. The Agent hereby agrees to act for the Company in such capacity upon the following terms and conditions:

1. The Agent will provide the following advice and services (collectively, the "Services") to the Company for an initial term of five year's effective as of the date of this letter (unless the Agent's engagement is otherwise terminated in accordance with the provisions hereof):

     (a) advice with respect to various general corporate and project finance possibilities, including without limitation debt/equity swaps, barter arrangements and similar financial arrangements;

     (b)  assistance in identifying potential joint venture partners;

     (c) advice concerning potential merger opportunities, including performing an active role in advising and assisting the Company in the negotiation of any such merger; and

     (d) acting as the Company's financial advisor with respect to any solicited or unsolicited takeover bids made for the shares of the Company;

     (e) advice and assistance concerning any marketing or introduction services related to any of the foregoing;

     (f)  advice on various technical matters.

2. Agent will provide the Services at customary rates or on success fee based billings for the Services, as invoiced. The Agent will invoice the Company as and so often as


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     determined by the Agent, specifying the Services provided and the fees earned during the previous billing period. As may be mutually agreed from time to time between the Company and the Agent, subject to regulatory approval or the requirements of all applicable laws, the Company may be permitted to pay such invoices for Services in common shares in the capital of the Company (the "Shares") at a deemed issuance price equal to the closing price of the Company's common shares on the date of the invoice or otherwise as permitted under applicable law.

3. Both the Company and the Agent agree that a first advance of US$100,000.00 is to be made upon the agreement being signed. This amount will be applied to future invoiced amounts.

4. If the Agent assists the Company to arrange a financing or other corporate material change pursuant to which a fee would normally be paid in the course of the industry, the Company will pay the Agent a finder's fee, success fee or a commission in an amount to be agreed upon.

5.   The Company represents and warrants to the Agent that:

     (a) the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporate and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated; (b) this Agreement has been authorized by all necessary corporate action on the part of the Company.

6.   The Agent represents and warrants to the Company that:

     (a) it is valid and subsisting corporation under the laws of the jurisdiction in which it was incorporated, continued or amalgamated; and
     (b) this Agreement has been authorized by all necessary corporate action on the part of the Agent.

7. The Agent may terminate its obligations under this Agreement upon 30 days prior written notice to the Company or immediately by written notice to the Company at any time:

     (c) there is an adverse Material Change in the affairs of the Company;
     (d) there is an occurrence of any nature which, in the opinion of the Agent, may materially adversely affect the business of the Company;
     (e)  the Company is in breach of any term of this Agreement; or
     (f) the Agent determines that any of the representations of warranties made by the Company in this Agreement is correct.

8. The Company may terminate this agreement upon 30 days prior written notice to the Agent.

9. The Company will indemnify and hold harmless (the "Indemnity") the Agent and each of the "Affiliates" (as that term is defined in the Act) directors, officers, agents and employees of the Company and its Affiliates and each other person, if any, controlling the Company or any of its Affiliates, to the full extent lawful, from and against any actions or claims (collectively, "Claims" and individually, a "Claim") including actions by shareholders, and all related damages, liabilities and losses, other than lost profits or


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
     remuneration or other costs of personnel, and including any reasonable amount paid with the consent of the Company, not to be unreasonably withheld, to settle a Claim, related to arising out of the engagement of the Agent by the Company, as set forth in this agreement, or the Agent's role in connection therewith, and will reimburse the Agent and any other party entitled to be indemnified hereunder for all expenses (other than remuneration or other costs of personnel, or expenses in the nature of overhead, but including the fees of counsel to the Agent on a solicitor and client basis as set forth below) reasonably incurred by it or any such other indemnified party in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened litigation to which it is a party; provided that the Company will not be responsible for any Claims or expenses associated therewith which are finally judicially determined to have resulted from the wilful misconduct, bad faith or gross negligence of any indemnified party agent of the Agent or any of its Affiliates, nor any person controlling the Agent or any of its Affiliates, shall have any liability to the Company for or in connection with such engagement except as a result of the Agent's wilful misconduct, bad faith or gross negligence. The Indemnity shall be in addition to any rights that the Agent or any indemnified party may have at common law or otherwise.

10. Promptly after receipt by the Agent or any other indemnified party of notice of, or the communication of, any Claim or of any fact which reasonably might give rise to any Claim, the Agent or such other party shall notify the Company in writing of such Claim or facts and the Company shall assume the investigation and defence or contestation thereof and shall employ counsel satisfactory to the Agent, acting reasonably and neither the Agent nor such other party shall incur any expense as regards such Claim or facts, including any investigation, for which the Company would be liable to indemnify without the Company's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Agent will be entitled to employ, at the expense of the Company, counsel separate from counsel to the Company or to any other party in such action if the Agent, acting reasonably, determines that a conflict in interest exists which makes representation by counsel chosen by the Company not advisable or that it is likely that such a conflict of interest will develop.


11. The Company shall not be obliged pursuant to the Indemnity to pay, in relation to any particular Claim or series of related Claims, the fees and disbursements of more than one counsel in addition to those of its own counsel.

12. The Agent will, and will cause any other indemnified party to, co-operate fully with the Company in the investigation and defence of any Claim or potential Claim.

13. The provision of the Indemnity shall service the termination of this agreement. The Indemnity shall be in addition to any other liability which the Company may have to the Agent at law or in equity and shall remain in full force and effect regardless of any investigation made by or on behalf of the Agent.

14. This agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and laws of Canada applicable therein. This agreement supersedes any prior agreement, representation or understanding between the Company and the Agent with respect to the subject matter hereof.


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
14. The Company will pay the expenses of this Agreement and all the expenses incurred by the Agent in connection with this Agreement including, without limitation, the fees and expenses of the solicitors for the Agent. The Company will pay these expenses even if approval of this Agreement is not granted by the regulatory authorities or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or termination is the result of breach of this Agreement by the Agent.

15. Each party confirms and agrees that it has been duly advised (and fully and fairly informed with respect to such matters) to obtain all necessary and independent legal, accounting, taxation, financial and other applicable professional advice and counsel, in all relevant jurisdictions, prior to entering this Agreement and the transactions referenced herein. Each such party has either obtained all such advice and counsel or has determined to its own satisfaction, having been fully and fairly informed therein, not to seek such advice and counsel.

16. This agreement and the Indemnity shall ensure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties, and the obligations and liabilities assumed in this agreement and in the Indemnity shall be binding upon their respective successors and assigns.

Please confirm your agreement with us, as set forth above, by endorsing and returning to us the enclosed form of this letter.


Yours very truly,

0708611 B.C. Ltd.

Per: /s/ Michael Olsson
_______________________________
Authorized Signatory

 Michael Olson    does hereby confirm its agreement with 0708611 B.C. Ltd. as
-----------------
set forth above.

Dated with effective this  4    day of  February, 2005
                          -----        ---------

                                   EAPI Entertainment, Inc. (Name to be changed to Organic Recycling Technologies Inc.):


                                   Per: /s/ Chad Burback
                                   _______________________________


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